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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          DATATRAK INTERNATIONAL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

[DATATRAK LOGO]

May 3, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of DATATRAK International, Inc. to be held on June 1, 2000 at 10:00 a.m. at National City Bank, Meeting Room A, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio.

     At this year's Annual Meeting, in addition to electing three Directors, shareholders will be asked to approve and adopt an amendment to the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan and approve and adopt the Company's 1999 Outside Director Stock Option Plan. Detailed information about each of these proposals is set forth in the accompanying Proxy Statement, which shareholders are encouraged to read carefully.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please complete, sign, date and promptly return the enclosed Proxy card in the accompanying envelope. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person even if you have previously returned your Proxy card.

     On behalf of the Board of Directors and management of DATATRAK International, Inc., we would like to thank you for your continued support and confidence.

                                          Sincerely yours,

                                          /s/ Jeffrey A. Green
                                          Dr. Jeffrey A. Green
                                          President and Chief Executive Officer

                          DATATRAK INTERNATIONAL, INC.
                      20600 Chagrin Boulevard, Suite 1050
                             Cleveland, Ohio 44122

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 1, 2000

     The 2000 Annual Meeting of Shareholders of DATATRAK International, Inc. (the "Company"), will be held on June 1, 2000 at 10:00 a.m., Cleveland, Ohio local time at National City Bank, Meeting Room A, Fourth Floor, Atrium Building, 1900 East Ninth Street, Cleveland, Ohio, for the following purposes:

          1. To nominate and elect three individuals as Directors of the Company for a two-year term ending at the Annual Meeting of Shareholders in 2002;

          2. To consider and act upon a proposal to authorize, approve and adopt an amendment to increase the number of Common Shares with respect to which options may be awarded under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan;

          3. To consider and act upon a proposal to authorize, approve and adopt the Company's 1999 Outside Director Stock Option Plan; and

          4. To transact such other business as may properly come before the Annual Meeting and such adjournments or postponements thereof.

     Only shareholders of record at the close of business on April 10, 2000 will be entitled to receive notice of and to vote at the meeting or any adjournments or postponements thereof.

                                          By Order of the Board of Directors,

                                          THOMAS F. MCKEE
                                          Secretary

Cleveland, Ohio
May 3, 2000

        EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE
              ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE

                          DATATRAK INTERNATIONAL, INC.
                                ---------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         Mailed on or about May 3, 2000

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of DATATRAK International, Inc. (the "Company"), to be used at the Annual Meeting of Shareholders of the Company on June 1, 2000 at 10:00 a.m., local time, and any adjournments or postponements thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the instructions contained in such Proxies will be followed in each instance. If no instructions are given, the Proxy will be voted FOR the election of the three nominees listed on the Proxy and FOR the approval and adoption of the other proposals set forth in this Proxy Statement. A shareholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by a duly executed Proxy bearing a later date.

     The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on April 10, 2000. On that date, the Company had 3,290,322 Common Shares outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote. Shareholders do not have the right to vote cumulatively in the election of Directors.

     The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding Common Shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph and personal interview. The Company also may retain a third party to aid in the solicitation of Proxies.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Code of Regulations (the "Code"), the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Code, holders of Common Shares entitling them to exercise a majority of the voting power of the Company, present in person or by Proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed Proxies marked "abstain" as present for these purposes. Such inspectors also will treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as Directors receiving the greatest number of votes will be elected. Votes that are withheld or broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. Pursuant to the Code, the outcome of the vote relating to all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or the Articles of Incorporation, decided by the vote of a majority of the Common Shares present in person or by Proxy and entitled to vote on the matter in question. In voting for such proposals, votes may be cast in favor, against or abstained. For purposes of determining whether a proposal, other than a proposal to elect a Director, has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for shareholders who have not returned a Proxy, such broker non-votes will have the same effect as a vote against such proposal.

For all other proposals, unless otherwise provided by law or the Company's Articles of Incorporation, such broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote on such other proposals.

             SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of April 10, 2000 unless otherwise indicated, the beneficial ownership of the Common Shares of (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Shares, (ii) each Director of the Company, (iii) each of the Named Executive Officers (as hereinafter defined) and (iv) all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director or executive officer, as the case may be.

                                                                 COMMON SHARES &
                                                              BENEFICIALLY OWNED(1)
                                                              ----------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER       PERCENT
            ------------------------------------              ---------    ---------
Dr. Jeffrey A. Green(2).....................................   299,731        9.0%
Timothy G. Biro(3)..........................................    25,700          *
Seth B. Harris(4)...........................................   104,634        3.1%
Terry C. Black..............................................    38,918        1.2%
Marc J. Shlaes..............................................    12,000          *
Dr. Wolfgang Summa..........................................         0          *
Dr. Robert M. Stote.........................................    52,753        1.6%
Dr. Mark J. Ratain..........................................    54,000        1.6%
Dr. Jerome H. Kaiser........................................    10,000          *
Robert E. Flaherty..........................................    24,000          *
Brantley Venture Partners II, L.P...........................   295,412        9.0%
  20600 Chagrin Boulevard, Suite 1150
  Cleveland, Ohio 44122
Oxford BioScience Funds(5)..................................   237,684        7.2%
  315 Post Road West
  Westport, Connecticut 06880
State of Wisconsin Investment Board(6)......................   370,000       11.2%
  P.O. Box 7842
  Madison, Wisconsin 53707
Dimensional Fund Advisors, Incorporated(7)..................   287,700        8.7%
  1299 Ocean Avenue
  Santa Monica, California 90401
All directors and executive officers as a group (10
  persons)..................................................   622,978       17.3%

---------------
*  Less than one percent.

(1) The number of Common Shares deemed outstanding includes (i) 3,290,322 Common Shares outstanding as of April 10, 2000 and (ii) with respect to each of the following individuals and group the following number of Common Shares, which may be purchased pursuant to option exercises within 60 days after the date of this Proxy Statement: Dr. Green (50,000 Common Shares); Mr. Biro (13,000 Common Shares); Mr. Harris (39,500 Common Shares); Dr. Stote (39,500 Common Shares); Dr. Ratain (41,500 Common Shares); Mr. Flaherty (11,500 Common Shares); Mr. Black (35,000 Common Shares); Mr. Shlaes (12,000 Common Shares), Brantley Venture Partners II, L.P. ("Brantley") (5,166 Common Shares); Oxford BioScience Management Partners ("OBM") (834 Common Shares); all Directors and executive officers as a group (248,000 Common Shares). Pursuant to the terms of the Company's 1999 Outside Director Stock Option Plan (the "1999 Plan"), which is subject to shareholder approval, all Common Share options previously granted under the 1999 Plan will become immediately vested and exercisable on the date of the Annual Meeting. If the 1999 Plan is approved, each of the following individuals and group may purchase an additional number of Common Shares indicated as follows: Mr. Biro (12,500 shares); Mr. Harris (12,500 shares); Dr. Stote (12,500 shares); Dr. Kaiser (10,000 shares); Dr. Ratain (12,500 shares); Mr. Flaherty (12,500 shares); all directors and executive officers as a group (72,500 shares).

(2) Includes 73,969 Common Shares held by Dr. Green's wife, as to which he disclaims beneficial ownership.

(3) Includes 200 Common Shares held by Mr. Biro's wife.

(4) Includes 44,634 Common Shares held in trust for Mr. Harris.

(5) Includes 160,107 and 32,327 Common Shares owned by Oxford BioScience Partners, L.P. ("Oxford") and Oxford BioScience Partners (Adjunct), L.P. ("Oxford Adjunct"), respectively, of which OBP Management, L.P. ("OBP") is the general partner, and 44,416 Common Shares owned by Oxford BioScience Partners (Bermuda) Limited Partnership ("Oxford Bermuda"), of which OBP Management (Bermuda) Limited Partnership ("OBP Bermuda") is the general partner. OBP may be deemed to be the beneficial owner of Common Shares owned by Oxford Bermuda. Also includes 834 Common Shares issuable upon exercise of options owned by OBM that are currently exercisable. The information provided herein with respect to the beneficial ownership of the Common Shares by the Oxford BioScience Funds was obtained solely from a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 3, 2000 by the Oxford BioScience Funds.

(6) The information provided herein with respect to the beneficial ownership of the Common Shares by the State of Wisconsin Investment Board was obtained solely from a Schedule 13G filed with the Commission on February 10, 2000 by the State of Wisconsin Investment Board.

(7) Certain investment companies and certain other commingled group trusts and commingled accounts, for which Dimensional Fund Advisors, Incorporated ("Dimensional") serves in the capacity as investment advisor, hold the Common Shares listed. Dimensional possesses voting and/or investment power over the Common Shares listed, however Dimensional disclaims beneficial ownership of such securities. The information provided herein with respect to the beneficial ownership of the Common Shares by Dimensional was obtained solely from the Schedule 13G filed with the Commission on February 4, 2000 by Dimensional.

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company is presently fixed at seven, with members of the Board of Directors divided into two classes and with the term of office of one class expiring each year. On December 9, 1999, in accordance with the Code, the Board of Directors elected Dr. Jerome H. Kaiser to fill a vacancy in the class of Directors whose term of office will expire at the Annual Meeting to be held in the year 2001.

     At the Annual Meeting, shareholders will nominate and elect three individuals as Directors to serve until the Annual Meeting to be held in the year 2002 and until their successors are duly elected and qualified. At its March 7, 2000 meeting, the Board of Directors nominated Messrs. Seth B. Harris and Robert E. Flaherty and Dr. Mark J. Ratain to stand for election as Directors at the Annual Meeting. Messrs. Harris and Flaherty and Dr. Ratain are presently Directors of the Company.

     Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the three nominees set forth below as Directors of the Company. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election of such other persons as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those persons named below or any such substitute nominees for any of them.

     Set forth below is certain information concerning the nominees for election at the Annual Meeting as well as those Directors who will continue in office subsequent to the Annual Meeting.

NOMINEES FOR ELECTION AT THE 2000 ANNUAL MEETING

     Mark J. Ratain, M.D. Dr. Ratain has been a Director of the Company since April 1998. Dr. Ratain is a hematologist/oncologist and a clinical pharmacologist. He is a Professor of Medicine and Chairman of the

Committee on Clinical Pharmacology at the University of Chicago. Dr. Ratain has been associated with the Department of Medicine at the University of Chicago since 1983. He has authored and co-authored more than 150 articles and book chapters principally relating to the treatment of cancer. Prior to becoming a Director, Dr. Ratain served as Chairman of the Company's Scientific Advisory Board for four years. He received his A.B. Degree in Biochemical Sciences from Harvard University and his M.D. from the Yale University School of Medicine. Dr. Ratain is 45 years of age.

     Seth B. Harris. Mr. Harris has been a Director of the Company since 1992 and has been the Chairman of Freider the Source, a distributor of consumer products, since 1993. Mr. Harris is the Retired Chairman of the Board and President of Harris Wholesale, Inc., a wholesale pharmaceutical distribution company. Mr. Harris is also a Director of Bindley Western Industries, Inc. (New York Stock Exchange, "BDY"), one of the largest distributors of pharmaceuticals in the United States. Mr. Harris is 60 years of age.

     Robert E. Flaherty. Mr. Flaherty has been a Director of the Company since July 1998. Mr. Flaherty is President and Chief Executive Officer of Athena Diagnostics, Inc., a unit of the Athena Neurosciences division of Elan Corporation, plc. Mr. Flaherty has held his position with Athena Diagnostics, Inc. since 1992. Athena Neurosciences is involved in the discovery, development and marketing of therapeutic agents for the diagnosis and treatment of central nervous system diseases and disorders. From 1976 through 1992, Mr. Flaherty was employed in various management positions with Becton Dickinson & Company. Mr. Flaherty is 54 years of age.

DIRECTORS CONTINUING IN OFFICE

     Jeffrey A. Green, Pharm.D., FCP. Dr. Green is the Company's founder and has served as the President and Chief Executive Officer and a Director of the Company since March 1992. From 1984 to 1992, Dr. Green served as an Assistant Professor of Medicine and Radiology at Case Western Reserve University, Cleveland, Ohio. During his tenure at Case Western Reserve University, Dr. Green established and directed the Cardiovascular Clinical Pharmacology Research Program at University Hospitals of Cleveland. In addition, Dr. Green was an established investigator in clinical cardiology and PET scanning and was responsible for directing over 90 individual investigations during his tenure. Dr. Green has authored over 90 publications and has been an invited speaker at more than 125 national meetings. He was the recipient of the McKeen Cattell Distinguished Achievement Award from the American College of Clinical Pharmacology in 1988. Dr. Green is a graduate of Purdue University (B.S.) and the University of Texas (Pharm.D.). Dr. Green is 44 years of age.

     Timothy G. Biro. Mr. Biro has been a Director of the Company since 1992. Mr. Biro is the Managing Partner of Ohio Innovation Fund I, L.P., a venture capital firm. Prior to starting Ohio Innovation Fund in 1997, Mr. Biro was a General Partner of Brantley Venture Partners II, L.P. and Brantley Venture Partners III, L.P. Prior to joining Brantley Venture Partners in 1991, Mr. Biro was Superintendent of Pharmaceutical Manufacturing at Merck & Co., Inc. Mr. Biro has a B.S. Degree in Microbiology from Pennsylvania State University and in Pharmacy from Temple University and an MBA from The Wharton School of Business at the University of Pennsylvania. He is a Director of OXIS International, Inc. (Nasdaq National Market, "OXIS"), a developer of pharmaceuticals to treat diseases of oxidative stress. Mr. Biro is 46 years of age.

     Robert M. Stote, M.D. Dr. Stote has been a Director of the Company since 1993. Dr. Stote has served as the Senior Vice President and Chief Science Officer and a Director of Bentley Pharmaceuticals, Inc., a pharmaceutical company, since 1992. Prior to that time, Dr. Stote was employed for 20 years by SmithKline Beecham Corporation, serving as Senior Vice President and Medical Director, Worldwide Medical Affairs, from 1989 to 1992 and Vice President--Clinical Pharmacology--Worldwide from 1987 to 1989. Dr. Stote was Chief of Nephrology at Presbyterian Medical Center in Philadelphia from 1972 to 1989 and served as Clinical Professor of Medicine at the University of Pennsylvania. Dr. Stote is 60 years of age.

     Jerome H. Kaiser, Ph.D. Dr. Kaiser has been a Director of the Company since December 1999. Dr. Kaiser is the Senior Vice President and Director of Information Services for Rothschild, Inc., a private investment bank. Prior to his appointment to that position, Dr. Kaiser was a consultant to Rothschild, Inc. From 1992 to 1999, Dr. Kaiser held various positions within the pharmaceutical industry. During 1998 and 1999, he was the Director of Product Management for Pfizer, Inc. From 1994 to 1998, Dr. Kaiser was employed by Hoffman-LaRoche, Inc., first as Senior Projects Specialist and then as Director of Information Management for Global Development.

Dr. Kaiser worked in Project Management for Boots Pharmaceuticals from 1992 to 1994. From 1986 to 1992, he served in the positions of Assistant Professor and Associate Professor of Physics at the University of Texas at Arlington. Dr. Kaiser is 43 years of age.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Company does not have a standing nominating committee or a committee performing similar functions. Set forth below is the current membership of each of the above-described Committees:

            AUDIT                      COMPENSATION                     EXECUTIVE
          COMMITTEE                      COMMITTEE                      COMMITTEE
          ---------                    ------------                     ---------
     Dr. Mark J. Ratain             Robert E. Flaherty            Dr. Jeffrey A. Green
       Timothy G. Biro                Seth B. Harris                 Timothy G. Biro
    Dr. Jerome H. Kaiser            Dr. Robert M. Stote

     The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee members review the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacy of the Company's internal control procedures. The Audit Committee met one time during the 1999 fiscal year.

     The Compensation Committee has the authority to administer the Company's stock option plans, including the selection of optionees and the timing of option grants, and to review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Compensation Committee met two times during the 1999 fiscal year.

     The Executive Committee has the authority to exercise all the powers of the Board of Directors in the management of the business and affairs of the Company at any time when the entire Board of Directors cannot meet.

     During the last fiscal year, the Board of Directors met eleven times. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each served during the period for which each was a member of the Board of Directors.

                           COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash compensation for their service on the Board of Directors. However, they do receive reimbursement for reasonable expenses incurred in attending meetings of the Board of Directors. Directors who are not also employees receive options to purchase Common Shares under the Company's 1999 Outside Director Stock Option Plan, which is subject to shareholder approval at the Annual Meeting. Under the terms of this plan, each non-employee Director receives (i) an initial option grant to purchase 10,000 Common Shares at an exercise price equal to the fair market value of a share on the date of grant and (ii) an annual option grant to purchase 12,500 Common Shares at an exercise price equal to the fair market value of a share on the date of grant. The annual grant occurs automatically on the day of the Company's Annual Meeting. As of April 10, 2000, options to purchase an aggregate of 72,500 Common Shares had been awarded under this plan, subject to shareholder approval, at exercise prices of $3.63 and $3.75. Options awarded under this plan vest one year after the date of grant and expire ten years from the date of grant. Subsequent to the Company's initial public offering, non-employee Directors received options to purchase Common Shares under the Company's Amended and Restated 1996 Outside Directors' Stock Option Plan, as amended (the "1996 Director Plan"). Under the terms of the 1996 Director Plan, each non-employee Director received an annual option grant to purchase 1,500 Common Shares at an exercise price equal to the fair market value of a share on the date of grant. As of April 10, 2000, options to purchase an aggregate of 66,500 Common Shares were outstanding under the 1996 Director Plan at exercise prices ranging from $4.19 to $9.60 per share.

     Prior to the Company's initial public offering in June 1996, Directors received options under other option plans maintained by the Company. Non-employee Directors received options to purchase Common Shares under the Company's Amended and Restated 1992 Share Incentive Plan (the "1992 Plan"). Options to purchase an aggregate of 80,000 Common Shares were awarded to non-employee Directors under the 1992 Plan at an exercise price of $0.15 per share. Each Director who is not a Named Executive Officer received options to purchase the following numbers of Common Shares under the 1992 Plan: Mr. Harris, 25,000 Common Shares; Dr. Stote, 25,000 Common Shares; and Dr. Ratain, 30,000 Common Shares. Dr. Ratain was awarded stock options for his service as a consultant to the Company prior to his current service on the Board of Directors. In addition, prior to the Company's initial public offering in June 1996, members of the Board who were designated to serve as such by certain investors received, in lieu of Directors' fees, options to purchase Common Shares having a value equal to $1,000 for each meeting attended ($500 for each meeting attended by telephone). These awards were made under the Company's Amended and Restated 1994 Directors' Share Option Plan (the "Director Plan"). An aggregate of 4,500 Common Shares are outstanding under the Director Plan at exercise prices ranging from $0.80 to $9.60 per share.

                         EXECUTIVE OFFICER COMPENSATION

     The table below sets forth certain information concerning the annual or long-term compensation for services in all capacities to the Company during the fiscal years ended December 31, 1997, 1998 and 1999 to the Company's Chief Executive Officer, the three other highest paid executive officers of the Company whose annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                              SUMMARY COMPENSATION

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                      ANNUAL          ---------------
                                                 COMPENSATION(1)        SECURITIES
                                               --------------------     UNDERLYING          ALL OTHER
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   OPTIONS/SARS(#)   COMPENSATION($)(2)
     ---------------------------        ----   ---------   --------   ---------------   ------------------
Dr. Jeffrey A. Green..................  1999   $180,000    $    --       90,000(3)             $--
President, Chief Executive              1998    180,000         --             --               --
  Officer and Director                  1997    160,984         --             --               --
Terry C. Black........................  1999    125,000     10,000       31,250(4)              --
Vice President of Finance,              1998    125,000         --             --               --
  Chief Financial Officer,              1997     86,145         --       15,000(4)              --
  Treasurer and Assistant
     Secretary
Marc J. Shlaes (5)....................  1999    107,000     30,000       57,500(6)              --
Vice President and Managing             1998     47,000         --       12,000(6)              --
  Director of North America             1997         --         --             --               --
Dr. Wolfgang Summa(5).................  1999     86,236     33,000       57,500(7)              --
Vice President and Managing             1998     66,278        900             --               --
  Director of Europe                    1997         --         --             --               --

---------------

(1) No Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus. No long-term incentive plan payouts or restricted stock awards have been made to any of the Named Executive Officers.

(2) No other compensation was received by the Named Executive Officers.

(3) Dr. Green's options were granted on December 9, 1999, at an exercise price of $3.63 per share, 50% of which are exercisable on each of December 9, 2001 and December 9, 2003.

(4) Mr. Black's options were granted as follows: (1) 15,000 on January 2, 1997, at an exercise price of $10.75 per share, 100% of which became exercisable on April 20, 1999 and (2) 31,250 on December 9, 1999, at an exercise price of $3.63 per share, 50% of which are exercisable on each of December 9, 2001 and December 9, 2003.

(5) Mr. Shlaes and Dr. Summa were not employees of the Company at any time during 1997. Mr. Shlaes was hired in July 1998 and Dr. Summa was hired in January 1998.

(6) Mr. Shlaes's options were granted as follows: (1) 12,000 on July 15, 1998, at an exercise price of $4.50 per share, 100% of which became exercisable on April 20, 1999, (2) 30,000 on September 22, 1999, at an exercise price of $3.75 per share, 25% of which are exercisable on each of September 22, 2000, September 22, 2001, September 22, 2002 and September 22, 2003 and (3) 27,500 on December 9, 1999, at an exercise price of $3.63 per share, 50% of which are exercisable on each of December 9, 2001 and December 9, 2003.

(7) Dr. Summa's options were granted as follows: (1) 30,000 on September 22, 1999, at an exercise price of $3.75 per share, 25% of which are exercisable on each of September 22, 2000, September 22, 2001, September 22, 2002 and September 22, 2003 and (2) 27,500 on December 9, 1999, at an exercise price of $3.63 per share, 50% of which are exercisable on each of December 9, 2001 and December 9, 2003.

OPTION GRANTS

     The table below sets forth certain information concerning grants of stock options made during the year ended December 31, 1999 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            INDIVIDUAL GRANTS
                       -----------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                       NUMBER OF                                                       AT ASSUMED ANNUAL RATES
                       SECURITIES       % OF TOTAL                                   OF STOCK PRICE APPRECIATION
                       UNDERLYING     OPTIONS GRANTED     EXERCISE OR                    FOR OPTION TERM(3)
                        OPTIONS       TO EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------------
        NAME           GRANTED(1)     FISCAL YEAR(2)        ($/SH)         DATE         5%($)          10%($)
        ----           ----------   -------------------   -----------   ----------   -----------     -----------
Dr. Jeffrey A.
  Green..............    90,000             22%              $3.63       12/09/09     $532,160        $847,376
Terry C. Black.......    31,250              8                3.63       12/09/09      184,778         294,228
Marc J. Shlaes.......    30,000              7                3.75        9/22/09      183,251         292,796
                         27,500              7                3.63       12/09/09      162,604         258,920
Dr. Wolfgang Summa...    30,000              7                3.75        9/22/09      183,251         292,796
                         27,500              7                3.63       12/09/09      162,604         258,920

---------------

(1) All options were awarded at an exercise price equal to the fair market value of the Common Shares on the date of grant.

(2) Based on an aggregate of 413,489 options granted to employees under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan, including the Named Executive Officers.

(3) Potential realizable value is based upon certain assumed rates of appreciation pursuant to rules prescribed the Securities and Exchange Commission, and do not represent an estimate by the Company of its future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Shares. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information with respect to the exercise of options to purchase Common Shares by the Named Executive Officers and unexercised options to purchase Common Shares for the Named Executive Officers as of December 31, 1999.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 1999 OPTION VALUE

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                               STOCK                            OPTIONS AT               IN-THE-MONEY OPTIONS AT
                             ACQUIRED                      DECEMBER 31, 1999(#)          DECEMBER 31, 1999(%)(1)
                                ON           VALUE      ---------------------------   ------------------------------
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE(2)   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   --------------   -------------
Dr. Jeffrey A. Green......        --        $    --       50,000         90,000          $    --          $    --
Terry C. Black............     5,000         26,750       40,000         31,250           52,200               --
Marc J. Shlaes............        --             --       12,000         57,500               --               --
Dr. Wolfgang Summa........        --             --           --         57,500               --               --

---------------

(1) Options are in-the-money if the market value of the Common Shares exceeds the exercise price.

(2) Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 1999 were exercised, determined by multiplying the number of Common Shares underlying the options by the difference between the per share option exercise price and $3.63, the closing price for the Common Shares as reported on Nasdaq on December 31, 1999.

EMPLOYMENT AGREEMENTS

     Dr. Jeffrey A. Green. In 1994, the Company entered into an employment agreement with Dr. Green providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary provided for in this agreement may be changed from time to time as determined by the Compensation Committee and so long as evidenced by a written memorandum executed by the parties. Bonuses may be paid to Dr. Green at the discretion of the Compensation Committee. The agreement also provides Dr. Green with the right to participate in all benefit plans made available to the Company's executives and/or employees. Dr. Green's employment with the Company may be terminated with or without cause, upon his death or disability or with sufficient reason. Additionally, under this agreement, Dr. Green is entitled to terminate his employment for "good reason." "Good reason" for such termination will exist if at any time, except in connection with the termination of Dr. Green's employment in strict compliance with the terms of the agreement, the Board of Directors fails to elect Dr. Green to his current position with the Company or significantly diminishes his responsibilities, duties, power or authority. If Dr. Green terminates his employment with the Company for good reason, he will be entitled to continue to receive his base salary for two years following the date of such termination. If Dr. Green's employment with the Company is terminated in connection with the sale of the Company, or with sufficient reason, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause or without sufficient reason, he will be entitled to continue to receive his base salary for a period of two years subsequent to the date of termination. If Dr. Green terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," then he will be entitled to receive his base salary through the date of termination. For purposes of Dr. Green's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) a breach of the material provisions of the employment agreement or (iii) a willful failure to perform his duties as required under this agreement. "Sufficient reason" shall mean a good faith determination that the employee failed to adequately perform his duties as an officer of the Company or achieve the business objectives mutually agreed upon by the parties. Dr. Green also agreed to certain noncompetition and nondisclosure provisions which, under certain conditions, continue for a period of up to eighteen months following a termination of Mr. Green's employment with the Company.

     Terry C. Black. In 1994, the Company entered into an employment agreement with Mr. Black providing for an initial term of four years. This agreement will automatically renew for successive one-year periods thereafter unless certain prior notice requirements are satisfied. The base salary initially provided for in this agreement was $85,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Black at the discretion of the Compensation Committee. The agreement also provides Mr. Black with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Black's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Black is entitled to terminate his employment for "good reason." If Mr. Black terminates his employment with the Company for good reason, he will be entitled to receive his base salary for a period of one year following the date of such termination. If Mr. Black's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for a period of one year subsequent to the date of termination. If Mr. Black terminates his employment with the Company without good reason, or if he is terminated by the Company for "cause," he will be entitled to receive his base salary through the date of termination. For purposes of Mr. Black's agreement, "cause" is defined as a determination by the Board of Directors that the employee was engaged in (i) fraud, (ii) breach of the material provisions of the employment agreement or (iii) a willful failure to perform his duties as required under this agreement. Mr. Black also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions for a period up to two years following a termination of Mr. Black's employment with the Company.

     Marc J. Shlaes. In 1998, the Company entered into an employment agreement with Mr. Shlaes. The employment agreement provides for a term of three years. The base salary initially provided for in this agreement was $100,000 per year, to be reviewed at least annually by the Compensation Committee. Bonuses may be paid to Mr. Shlaes at the discretion of the Compensation Committee. The agreement also provides Mr. Shlaes with the right to participate in all benefits plans made available to the Company's executives and/or employees. Mr. Shlaes's employment with the Company may be terminated with or without cause or upon his death or disability. Additionally, Mr. Shlaes is entitled to terminate his employment. If Mr. Shlaes terminates his employment, his rights under the agreement immediately cease, other than certain fringe benefits and stock options which may have vested prior to such termination. If Mr. Shlaes's employment with the Company is terminated in connection with the sale of the Company, he will be entitled to continue to receive his base salary for one year following the date of such termination. If his employment is terminated without cause, he will be entitled to receive his base salary for one year following the date of such termination. If Mr. Shlaes's employment with the Company is terminated for "cause," he will be entitled to receive his salary through the date of termination and any stock options or other benefits which may have vested prior to the date of such termination, if any. For purposes of Mr. Shlaes's agreement, "cause" is defined as a (i) failure to complete satisfactorily the Company's routine pre-employment background check, (ii) conviction of a felony involving moral turpitude or a felony in connection with employment, (iii) theft, fraud, embezzlement, material willful destruction of property or material disruption of the operations of the Company (iv) use or possession of illegal drugs and/or alcohol on Company premises or reporting to work under the influence of same, or (v) engaging in conduct, in or out of the workplace, which in the Company's reasonable determination has an adverse effect on the reputation or business of the Company. Mr. Shlaes also agreed to certain noncompetition and nondisclosure provisions which continue, under certain conditions, for a period of up to fifteen months following a termination of Mr. Shlaes employment with the Company.

     Dr. Wolfgang Summa. On January 13, 1998, Dr. Summa signed an employment agreement with DATATRAK Deutschland GmbH. The base salary provided for in the agreement is $86,236. Incentives provided by the agreement include participation in a savings plan, contributions for a sickness benefit, educational allowance and accident insurance. The agreement includes provisions relating to confidentiality and rights of usage and utilization. The agreement may be terminated by either party upon written notice within the period set forth in the agreement. The agreement is governed by German law.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee administers the Company's stock option plans, including the selection of optionees and the timing of option grants, reviews and monitors key employee compensation and benefits policies and administers the Company's management compensation plans. The current members of the Compensation Committee are Messrs. Flaherty and Harris and Dr. Stote, all of whom are non-employee Directors.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's President and Chief Executive Officer and the Named Executive Officers.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy is that compensation paid to executive officers and other management personnel should consist of four elements: (1) salary, (2) annual incentive bonus, (3) stock options and (4) welfare, retirement and other benefits. The compensation package is designed to attract and retain top quality management employees. To some extent, elements of compensation are designed to vary as Company performance varies. In general, the elements of compensation that most typically have a significant relationship to Company performance are awards under its stock option and bonus plans. The Committee's decisions concerning compensation make use of independent surveys of executive compensation of similarly situated companies.

     The Company has entered into employment agreements with all of its executive officers. In general, the Committee believes that employment agreements are a useful tool in attracting and retaining qualified executives.

     Set forth below is a discussion of the various components of the compensation arrangements provided to the executive officers, as well as a discussion of the compensation arrangements provided to the Company's President and Chief Executive Officer.

1999 COMPENSATION DECISIONS

     Base Salary and Benefits. Salaries of executive officers are subject to minimum levels set by the terms of each executive's employment arrangement with the Company. The primary factor in setting salary levels pursuant to these arrangements was the Company's desire to provide compensation in amounts sufficient to induce these individuals to either join or continue with the Company. Salary levels for executive officers reflect the Committee's judgments on appropriate salaries in light of the duties and responsibilities inherent in the executives' respective positions. The particular qualifications of an individual holding the position and his or her level of experience, as well as information concerning compensation paid by other companies in the industry, are considered in establishing salary levels. The Committee's assessment of the individual's performance and contribution to the Company's performance are the primary criteria influencing decisions regarding salary adjustments.

     Stock Options. The Company uses stock options as a long-term incentive program for executive officers. Stock options are used because they directly relate the amounts earned by the executive officers to the amount of appreciation realized by the Company's shareholders over comparable periods. Stock options also provide executive officers with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers stock option awards throughout the year. In determining the number of options awarded to an individual executive officer, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility and upon recommendations made by the Company's President and Chief Executive Officer. The Committee's decisions concerning individual option awards are based on its judgment concerning the appropriate amount of long-term compensation that should be paid to the executive in question. The Company awarded 236,250 such stock options to executives during the 1999 fiscal year. A total of 413,489 stock options were awarded during the 1999 fiscal year under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan.

     The Compensation Committee and the Board of Directors have approved the authorization of an amendment to increase the number of Common Shares available for issuance under the Company' Amended and Restated 1996 Key Employees and Consultants Stock Option Plan to 757,667 Common Shares in order to continue to have access to a sufficient pool of Common Shares to be covered by stock options to provide incentives to key management and other employees of the Company. In addition, the Company's 1999 Outside Director Stock Option Plan was adopted by the Board of Directors on September 22, 1999.

     Bonuses. Pursuant to the terms of its employment agreements with the executive officers of the Company, the Company may pay additional compensation in the form of discretionary bonuses. In general, the bonus structure is open-ended and the bonus amount in any given year is determined by the Committee. Bonuses may be provided either in the form of cash, Common Shares or a combination of the two, as the Committee determines. During 1999, Messrs. Black and Shlaes and Dr. Summa received cash bonuses in the amounts of $10,000, $30,000 and $33,000, respectively.

PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATION

     Dr. Green's employment contract with the Company contemplates compensation in two broad areas: (i) a base salary and (ii) stock options under a long-term compensation plan. His employment agreement provided for a base salary of $180,000 for 1999. Dr. Green did not receive a bonus in 1999. Dr. Green was awarded options to purchase 90,000 Common Shares during the 1999 fiscal year.

                                          THE COMPENSATION COMMITTEE

                                          Robert E. Flaherty
                                          Seth B. Harris
                                          Dr. Robert M. Stote

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has engaged in various private transactions with the members of its Compensation Committee or entities with which they are affiliated. The Company believes that these transactions have been on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

     The Company engaged in various private equity financing transactions with Mr. Harris, Dr. Stote and other shareholders in 1992, 1993 and 1994. As a result of those transactions, Mr. Harris and Dr. Stote are among the parties to a registration rights agreement with the Company under which they have been provided certain rights to have their Common Shares registered under the Securities Act of 1933 (the "Securities Act"). See "Certain Transactions."

                               PERFORMANCE CHART

     The following line graph compares the percentage change in the cumulative total shareholder return on the Common Shares against the cumulative total return of The Nasdaq Stock Market U.S. Index and the Nasdaq Health Services Index for the period commencing June 11, 1996 (the initial trading date for the Common Shares) and ending December 31, 1999. The graph assumes that the value of the investment in Common Shares and each index was $100 on June 11, 1996, and that all dividends, if any, were reinvested.

                COMPARISON OF 42 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG DATATRAK INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE NASDAQ HEALTH SERVICES INDEX

                                                         NASDAQ STOCK MARKET            NASDAQ HEALTH
                           DATATRAK INTERNATIONAL              (U.S.)                     SERVICES
                           ----------------------        -------------------            -------------
06/11/96                            100.00                      100.00                      100.00
12/96                                80.00                      105.00                       84.00
12/97                                38.00                      128.00                       86.00
12/98                                30.00                      181.00                       73.00
12/99                                27.00                      335.00                       60.00

* $100 invested on 6/11/96 in stock or index - including reinvestment of dividends.

    PROPOSAL TO APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S AMENDED AND RESTATED 1996 KEY
                  EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN

     Shareholders will be asked at the Annual Meeting to vote an a proposal to approve an amendment to increase the number of Common Shares authorized for issuance under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan (the "1996 Plan") from 557,667 Common Shares to 757,667 Common Shares.

     The 1996 Plan was adopted by the Company's Board of Directors on February 29, 1996 and approved by the Company's shareholders on May 2, 1996. The 1996 Plan was subsequently amended on September 20, 1996. As of April 10, 2000, there were only 9,078 Common Shares available for future grant under the 1996 Plan. The purpose of the 1996 Plan is to promote the Company's success by aligning employee financial interests with long-term shareholder value. Currently, the Company operates a small, growth-oriented business. As such, stock option awards and stock-based compensation play an integral role in providing compensation to the Company's current employees, attracting talented new employees and potential acquisition candidates. Therefore, the Compensation Committee and the Board of Directors approved the authorization of an amendment to increase the number of Common Shares available for issuance under the 1996 Plan to 757,667 Common Shares in order to continue to have access to a sufficient pool of Common Shares to be covered by stock options to provide incentives to key management and other employees of the Company.

GENERAL PLAN INFORMATION

     The effective date of the 1996 Plan was February 29, 1996. By its terms, the 1996 Plan will terminate on February 29, 2007. However, the expiration of the 1996 Plan will not affect any outstanding option. The 1996 Plan provides for the issuance of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code (the "Code"), to key employees and non-qualified stock options to both key employees and consultants. The 1996 Plan also permits the granting of stock appreciation rights, which provide an optionee with the right to elect a payment equal to the appreciation of the value of the Company's Common Shares. Payment of the stock appreciation rights may be made in cash, Common Shares or a combination thereof.

ADMINISTRATION

     The 1996 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the terms and conditions of the 1996 Plan, the Committee has full and final authority in its absolute discretion: (i) to select the key employees and consultants to whom options will be granted,
(ii) to determine the number of Common Shares subject to any option, (iii) to determine the time when options will be granted, (iv) to determine the option price of Common Shares subject to an option, (v) to determine each option's vesting schedule, (vi) to determine whether an option is to be an incentive stock option, (vii) to determine whether and according to what value stock appreciation rights shall be made a part of any option, (viii) to prescribe the form and set the provisions of any option agreements entered into under the 1996 Plan, (ix) to adopt, amend and rescind rules as may be advisable in the administration of the 1996 Plan, and (x) to construe and interpret the 1996 Plan and make all other determinations required for the administration of the 1996 Plan. Any decision made or action taken by the Committee in connection with such administration will be, to the extent permitted by law, conclusive and binding upon all optionees and any person claiming under or through any optionee.

     Except as required to make the 1996 Plan and the option agreements consistent with changes in governing law, approval of the Company's shareholders is required for any action of the Committee or the Board of Directors which results in: (i) amending, modifying or altering the eligibility requirements of the 1996 Plan, (ii) increasing or decreasing, except in certain circumstances as provided in the 1996 Plan, the maximum number of Common Shares for which options may be granted, (iii) decreasing the minimum option price per Common Share at which options may be granted under the 1996 Plan, (iv) extending either the maximum period during which an option is exercisable as provided in the 1996 Plan or the date on which the 1996 Plan terminates,

(v) changing the requirements relating to the Committee, or (vi) making any other change which would cause an incentive stock option granted under the 1996 Plan to no longer qualify as such under the Code.

SECURITIES TO BE OFFERED

     Under the terms of the 1996 Plan, up to 557,667 Common Shares were available, at the discretion of the Committee, for grants of options. However, the Key Employee Plan provides that the maximum number of Common Shares subject to incentive stock options may not exceed $100,000 in any calendar year in which any incentive stock options become exercisable. Either treasury shares, authorized and unissued shares or both may be issued, in such amounts, within the maximum limits of the 1996 Plan, as the Committee shall from time to time determine. All Common Shares which are the subject of any lapsed, expired, or terminated options may be made available for reoffering under the 1996 Plan to any key employee or consultant. In the event that, subsequent to the date of adoption of the 1996 Plan by the Board of Directors, the outstanding Common Shares of the Company should be increased or decreased or changes into or exchanged for a different number or kind of shares or other securities of the Company, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the 1996 Plan and each Common Share available for additional grants of options under the 1996 Plan, the number and kind of shares or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (iii) the Committee shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution or option rights.

                                 PLAN BENEFITS
   AMENDED AND RESTATED 1996 KEY EMPLOYEES AND CONSULTANTS STOCK OPTION PLAN

      NAME AND POSITION        NUMBER OF COMMON SHARES
      -----------------        -----------------------
Key employees and consultants          757,667

EMPLOYEES AND CONSULTANTS ELIGIBLE FOR OPTIONS

     Options may be granted from time to time in the discretion of the Committee to such key employees and consultants, as designated by the Committee, whose initiative and efforts contribute to the Company's continued growth and future success. The Committee may grant more than one option, with or without stock appreciation rights, to the same key employee. However, the Committee may not grant incentive stock options to consultants.

OPTION PROVISIONS

     Option Price. The option price per share which is the subject of an incentive stock option under the 1996 Plan will be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of the Company's Common Shares on the date such option is granted. The option price per share under each option granted pursuant to the 1996 Plan which is not an incentive stock option will be determined by the Committee at the time of grant.

     Period of Option. The Committee determines when each option is to expire. However, no option may be exercisable for a period of more than ten years form the date upon which such option is granted.

     Limitations on Exercise and Transfer of Options. Any option which is an incentive stock option shall not be transferable other than by will or the laws of descent and distribution, and the option may be exercised during the lifetime of the optionee only by the optionee. All or any portion of an option that is not an incentive stock option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee's immediate family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee's immediate family and (iii) any person or entity who is an "affiliate" of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the Company a fully executed joinder to the option agreement and (c) that the transferor and the transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

     Exercise of Option. The Committee may, in its absolute discretion, require that prior to the exercise of all or any part of any option, the optionee must have been an employee or consultant for a specified period after the date such option was granted. Upon completion of the required period or periods, if any, the option or the appropriate portion thereof may be exercised in whole or in part from time to time during the option period. Options may be exercised (i) by the optionee giving written notice to the Company of his or her intention to exercise accompanied by full payment of the purchase price in cash or, with the consent of the Committee, in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made and (ii) by making appropriate arrangements for the satisfaction of tax withholding requirements.

     The Committee may allow the optionee to satisfy his or her tax withholding obligations arising in connection with the exercise of an option in whole or in part by (i) the Company withholding from the Common Shares to be issued upon exercise of the option, the number of Common Shares to which the optionee and the Company have agreed, but only if the optionee has had on file with the Company for at least a six month period a standing election to have the Company withhold Common Shares to satisfy tax withholding obligations, which election form by its terms shall not be alterable or revocable for at least a six month period or (ii) the optionee's delivery to the Company of Common Shares having a fair market value equal to the withholding obligation required of the optionee.

     Termination of Employment. Generally, if the optionee ceases to be an employee or consultant of the Company or its subsidiaries, his or her options shall terminate on the date he or she ceases to be an employee or consultant, and neither such optionee or any other person will have any right after such date to exercise all or any part of such options. If the option is an incentive stock option, the option agreement may not permit an exercise of the option after more than three months if the optionee terminates employment for a reason other than death or disability or after more than one year if the optionee terminates employment for death or disability.

STOCK APPRECIATION RIGHTS

     The Committee may provide that an optionee may have the right with respect to all or a portion of the options granted to elect payment in lieu of exercising such options. Alternatively, the Committee may provide that an optionee will have the right with respect to all or a portion of the options granted to him or her to receive consideration upon exercising such options in addition to any Common Shares purchased upon exercise thereof. Stock appreciation rights shall be exercisable only at such times and by such persons as are specified in the option agreement governing the stock option with respect to which the stock appreciation rights were granted. The amount payable upon the exercise of a stock appreciation right shall be payable in one or more of the following manners, as shall be decided by the Committee: (i) cash, (ii) fully paid Common Shares having a fair market value equal to such amount or (iii) a combination of cash and Common Shares.

INCOME TAX TREATMENT

     Incentive Stock Options. With respect to an incentive stock option, the optionee will realize no income for federal income tax purposes upon the grant or exercise of the option, but the difference between the option price and the fair market value of the shares at the date of issuance of the Common Shares to the optionee (following exercise of the incentive stock option) will constitute an item of tax preference under the alternative minimum tax. The alternative minimum tax is paid only if it exceeds the regular tax.

     If no disposition of Common Shares acquired through the exercise of an incentive stock option is made by the optionee within one year after the issuance of the Common Shares to him or her upon exercise, and within two years after the grant of the option, any amount realized by the optionee in the event of a sale of his or her Common Shares that is in excess of his or her cost will be taxed as a long-term capital gain.

     Non-Qualified Stock Options. With respect to a non-qualified stock option, an optionee will not realize income upon the granting of such an option. However, in any year in which an optionee exercises a part or all of such option, the excess, if any, of the fair market value of the Common Shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year.

     Stock Appreciation Rights. The granting of stock appreciation rights will not produce taxable income to the optionee or a tax deduction to the Company. Upon exercise of such rights, the amount of any cash received and the fair market value on the transfer date of any Common Shares received will be taxable to the employee as compensation at ordinary income tax rates and deductible by the Company.

RECOMMENDATION AND REQUIRED VOTE

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE AMENDMENT TO THE 1996 PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES ENTITLED TO VOTE AND PRESENT AT THE ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS, IN PERSON OR BY PROXY, IS REQUIRED TO APPROVE AND ADOPT THE AMENDMENT TO THE 1996 PLAN.

                  PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S
                    1999 OUTSIDE DIRECTOR STOCK OPTION PLAN

     At the annual meeting, shareholders will be asked to vote on a proposal to approve and adopt the Company's 1999 Outside Director Stock Option Plan (the "1999 Plan"). The text of the 1999 Plan is attached as Appendix A to this proxy statement. The following discussion of the 1999 Plan is qualified in its entirety by reference to the text of the 1999 Plan.

GENERAL PLAN INFORMATION

     The 1999 Plan was adopted by the Board of Directors on September 22, 1999. The effective date of the 1999 Plan is September 22, 1999. By its terms, the 1999 Plan will terminate on September 22, 2009. However, the 1999 Plan's expiration will not affect any outstanding option.

     The purpose of the 1999 Plan is to provide Directors of the Company who are not also employees of the Company or any of the Company's subsidiaries or affiliates (the "Outside Directors") with a greater incentive to serve and promote the Company's success by encouraging them to acquire new or additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and development. Currently, the Company operates a small, growth-oriented business. As such, stock option awards play an integral role in providing compensation to the Company's current Outside Directors and in attracting future Outside Directors.

     The Company believes that the 1999 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The 1999 Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

BENEFITS OF THE 1999 PLAN

     Subject to shareholder approval, under the 1999 Plan each Outside Director on September 22, 1999 received a non-qualified stock option to purchase 12,500 Common Shares at an exercise price of $3.75 per share (the fair market value of a Common Share on September 22, 1999). In addition, the 1999 Plan provides for Outside Directors to receive non-qualified stock options to purchase 10,000 Common Shares upon their initial appointment or election as Outside Directors. The 1999 Plan also provides for the annual, automatic award to

Outside Directors on the day of the annual meeting of the Company's shareholders of non-qualified stock options to purchase 12,500 Common Shares. In total, the 1999 Plan provides for awards of stock options to purchase 250,000 Common Shares.

     The number of non-qualified options to purchase Common Shares that will be received by or are allocated to Outside Directors under the 1999 Plan is 250,000. Non-qualified stock options awarded under the 1999 Plan may not be awarded to persons other than Outside Directors. The dollar value of such non-qualified stock options is not determinable.

                                 PLAN BENEFITS
                    1999 OUTSIDE DIRECTOR STOCK OPTION PLAN

      NAME AND POSITION        NUMBER OF COMMON SHARES
      -----------------        -----------------------
Non-executive director group           250,000

ADMINISTRATION

     The 1999 Plan does not provide the Board of Directors, any committee thereof, or any other person, with discretionary authority with respect to the 1999 Plan's administration. Eligibility criteria for awards of options, as well as the timing, amount, price, vesting, term and other provisions of option awards, are set forth in the 1999 Plan itself.

SECURITIES TO BE OFFERED

     Under the 1999 Plan, up to an aggregate of 250,000 Common Shares are available for awards of options to the Outside Directors. Either treasury or authorized and unissued Common Shares, in such amounts or amounts, within the maximum limits of the 1999 Plan, as the Board of Directors shall from time to time determine, may be so issued. If an option awarded under the 1999 Plan is exercised pursuant to the terms and conditions of the 1999 Plan, any Common Shares that are the subject thereof shall not thereafter be available for re-offering under the 1999 Plan.

     In the event that, subsequent to September 22, 1999, the outstanding Common Shares should be increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, as a result of a share split, share dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, then (1) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the 1999 Plan, each Common Share available for additional grants of options under the 1999 Plan and each Common Share made available for grant to each Outside Director pursuant to
Section 4 of the 1999 Plan, the number and kind of shares or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (2) the option price per share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (3) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of any option rights. Any such adjustment may also provide for the elimination of fractional shares.

OPTION PROVISIONS

     Automatic Awards. The 1999 Plan provides that each Outside Director will be awarded non-qualified stock options to purchase such number of Common Shares as follows:

     (1) Each Outside Director as of September 22, 1999 shall receive a non-qualified stock option to purchase 12,500 Common Shares at an exercise price equal to the fair market value (defined below) of such Common Shares on September 22, 1999;

     (2) Each newly appointed or elected Outside Director after September 22, 1999 shall receive a non-qualified stock option to purchase 10,000 Common Shares at an exercise price equal to the fair market value of such Common Shares on the date of grant; and

     (3) Each Outside Director on the day of the Company's annual meeting of shareholders commencing with the meeting to be held in the year 2000 shall receive a non-qualified stock option to purchase 12,500 Common Shares at an exercise price equal to the fair market value of such Common Shares on the date of grant.

     The 1999 Plan provides that those grants shall occur automatically without any further action by the Board of Directors.

     Option Price. The option price per Common Share under each option granted pursuant to the 1999 Plan shall be equal to the fair market value thereof, but in no event shall such price be less than the par value of the Common Shares.

     Period of Option. Each option granted under the 1999 Plan shall expire and all rights to purchase Common Shares pursuant thereto shall cease on the tenth anniversary of the date of grant.

     Vesting of Options. The 1999 Plan provides that each Outside Director shall be entitled to exercise options granted under the 1999 Plan as follows:

     (1) With respect to non-qualified stock options to purchase 12,500 Common Shares awarded on September 22, 1999, each such option shall become fully vested and exercisable as to all of the underlying Common Shares on the date of the first annual meeting of the Company's shareholders following the date of grant;

     (2) With respect to non-qualified stock options to purchase 12,500 Common Shares awarded annually on the day of the Company's annual meeting of shareholders, each such option will shall become fully vested and exercisable as to all of the underlying Common Shares on the date of the first annual meeting of the Company's shareholders following the date of grant; and

     (3) With respect to the non-qualified stock options to purchase 10,000 Common Shares upon an individual's initial appointment or election as an Outside Director, each such option shall become fully vested and exercisable as to all of the underlying Common Shares on the first anniversary of the date of grant.

     Limitations on Exercise and Transfer of Options. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (1) any member of the optionee's immediate family, (2) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee's immediate family and (3) any person or entity who is an "affiliate" of the optionee (as that term is defined in Rule 501(b) of Regulation D under the Securities Act). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option, (b) the transferee delivers to the Company a fully executed joinder to the option agreement and (c) the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under the applicable provisions of the federal securities laws. No option may be pledged or hypothecated, nor may any option be subject to execution, attachment or similar process.

     Conditions Governing Exercise of Option. Options are exercisable by the Outside Director by giving written notice to the Company of the Outside Director's intention to exercise the option and the number of Common Shares with respect to which the option is being exercised, accompanied by full payment of the purchase price either in cash or in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

     Termination of Directorship. Subject to the following provisions, if the Outside Director ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her Directorship and neither that Outside Director nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the Directorship is due to death, then the option may be exercised within one year after the Outside Director's death by the Outside Director's estate or by the person designated in the Outside Director's last will and testament or to whom transferred by the applicable laws of descent and distribution. Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the ten-year option period and no option shall be exercisable to any greater extent that the Outside Director would have been entitled to exercise the option at the time of termination or death.

INCOME TAX TREATMENT

     An Outside Director will not realize income upon the granting of a non-qualified stock option. However, in any year in which an Outside Director exercises a part or all of such option, the excess, if any, of the fair market value of the Common Shares at the date of exercise over the option price will be taxed as compensation at ordinary income tax rates, and the Company will be entitled to a tax deduction for a like amount in the same year. An Outside Director may elect, within 30 days after the issuance of Common Shares upon the exercise of an option (which the Internal Revenue Service may assert occurs on the date of exercise), to treat the excess, if any, of the fair market value of the Common Shares on the date of issuance over the option price as ordinary income at that time, and the Company will be entitled to a tax deduction for a like amount. If this election is not made, no additional income will be realized by the Outside Director on the date six months after the date of issuance.

     The Company has made provisions for all taxes required in connection with an option exercise to be withheld and/or paid. The Company has the discretion to allow the Outside Director to satisfy tax withholding requirements by (a) the Company withholding from issuance to the Outside Director the number of Common Shares agreed upon by the Company and the Outside Director, so long as the Outside Director has executed an effective standing election to satisfy such tax withholding requirements within at least six months prior to an option exercise; or (b) withholding the number of Common Shares equal to that portion of the withholding obligation for which cash payment has not been made, provided that consent has been given by the Board of Directors.

     Except for stock options granted under the 1999 Plan, the Company does not intend to compensate Directors for any meetings that they attend, but will reimburse them for reasonable expenses that are incurred in attending such meetings.

RECOMMENDATION AND REQUIRED VOTE

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE 1999 PLAN. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON SHARES ENTITLED TO VOTE AND PRESENT AT THE ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS, IN PERSON OR BY PROXY, IS REQUIRED TO APPROVE AND ADOPT THE 1999 PLAN.

                              CERTAIN TRANSACTIONS

     In connection with various financing transactions, the Company entered into certain agreements with certain of its Directors, executive officers and shareholders who beneficially own more than 5% of the Common Shares. Since these arrangements were the result of arm's length negotiation among the Company and these shareholders prior to their acquisition of an interest in the Company, the Company believes that the agreements are on terms no less favorable to it than could have been obtained from unaffiliated third parties. Relationships between the Company and those investors who are affiliated with members of the Compensation Committee of the Board of Directors are described under the caption "Compensation Committee Interlocks and Insider Participation."

     As a result of various financing transactions, the Company is a party to a registration rights agreement with Brantley, Oxford, Oxford Bermuda, Oxford Adjunct, Drs. Green and Stote and Mr. Harris, each of whom is either a Director, executive officer or beneficial owner of greater than 5% or more of the Common Shares. Under the terms of this agreement, the holders of an aggregate of 574,413 Common Shares (the "Registrable Shares") have the right to demand, no more than once every six months, registration under the Securities Act of Common Shares having a market value of at least $5,000,000 (in the case of a registration on Form S-1) or $1,000,000 (in the case of a registration on Form S-2 or S-3). Such demand right may be exercised by the holders of at least 40% of the Registrable Shares. The holders of Registrable Shares may exercise their right to demand registration of the Registrable Shares on Form S-1 up to two times at the Company's expense, and any demand registrations on Form S-2 or S-3 an unlimited number of times at the Company's expense. Although the holders of Registrable Shares have the right to demand additional registrations on Form S-1, they will be required to pay their share of the expenses associated with such registrations. The agreement also provides the holders of an aggregate of 251,382 Common Shares (the "Related Shares"), with the limited right to participate, at their own expense, in a registration statement demanded by the holders of Registrable Shares. In addition, under certain conditions, the holders of Registrable Shares and Related Shares have the limited right to include some or all of such shares in any registration statement filed by the Company with respect to the sale of its Common Shares.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and The Nasdaq Stock Market. Such persons are further required to furnish the Company with copies of all such forms filed by them. Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of the Section 16(a) filing requirements were satisfied by the Company's Directors, executive officers and beneficial owners of more than 10% of the Common Shares.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Any shareholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the Annual Meeting of Shareholders to be held in 2001. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to DATATRAK International, Inc., 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122, Attention:
Investor Relations and must be received no later than January 4, 2001. Any such notice shall set forth: (a) the name and address of the shareholder and the text of the proposal to be introduced, (b) the number of Common Shares held of record, owned beneficially and represented by proxy by such shareholder as of the date of such notice and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The Chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

                              INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP, independent auditors, audited the consolidated financial statements of the Company and its subsidiaries for fiscal 1999. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire. The representatives will also be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     A copy of the Company's Annual Report has been provided to shareholders with this Proxy Statement. If a shareholder entitled to vote at the Annual Meeting did not receive a copy of the Annual Report with this Proxy Statement, that shareholder may request a copy of the Annual Report from the Company. Upon the receipt of a written request from any shareholder entitled to vote at the Annual Meeting, the Company will mail, at no charge to the shareholder, a copy of the Company's Annual Report, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Requests from beneficial owners of Common Shares must set forth a good-faith representation that, as of the record date of the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report should be directed to: Investor Relations, DATATRAK International, Inc., 20600 Chagrin Boulevard, Suite 1050, Cleveland, Ohio 44122.

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          Thomas F. McKee
                                          Secretary

May 3, 2000

                                   APPENDIX A

                                AMENDMENT NO. 2
                                     TO THE
                          DATATRAK INTERNATIONAL, INC.
                  AMENDED AND RESTATED 1996 KEY EMPLOYEES AND
                         CONSULTANTS STOCK OPTION PLAN

     This Amendment No. 2 (the "Amendment") to the DATATRAK International, Inc. Amended and Restated 1996 Key Employees and Consultants Stock Option Plan is made this 9th day of December, 1999 by the Board of Directors of DATATRAK International, Inc. (the "Company").

                              W I T N E S S E T H

     WHEREAS, the Company's Board of Directors adopted the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan (the "Plan") on February 29, 1996; and

     WHEREAS, the Plan was approved at a meeting of the Company's shareholders on May 2, 1996; and

     WHEREAS, the Plan was subsequently amended to provide for up to 557,667 common shares ("Common Shares") available for grant under the Plan; and

     WHEREAS, the Company desires to amend the Plan to increase the number of Common Shares authorized for issuance under the Plan from 557,667 Common Shares to 757,667 Common Shares in order to further the purposes of the Plan.

     NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

     SHARES SUBJECT TO THE PLAN. The first paragraph of Section 6 of the Plan is deleted in its entirety and the following paragraph is substituted in lieu thereof:

          "Subject to the provisions of Section 9 concerning payment for stock appreciation rights in Common Shares and subject to the provisions of the next succeeding paragraph of this Section 6, the aggregate number of Common Shares for which options may be granted under the Plan shall be 757,667 Common Shares. Either treasury or authorized and unissued Common Shares, or both, in such amounts, within the maximum limits of the Plan, as the Committee shall from time to time determine, may be so issued. All Common Shares which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Employee or Consultant. If an option granted under this Plan is exercised pursuant to the terms and conditions determined by the Committee under Subsection 7(d), and a stock appreciation right is not granted in conjunction with the option pursuant to Section 9, any Common Shares which are the subject thereof shall not thereafter be available for reoffering under the Plan to any Key Employee or Consultant. If a stock appreciation right is granted in conjunction with an option pursuant to Section 9, and if the option agreement with the Optionee provides that exercise of the stock appreciation right shall be in lieu of exercise of the options, and the stock appreciation right is thereafter exercised in whole or in part, then the option or the portion thereof with respect to which the stock appreciation right was exercised shall be deemed to have been exercised and the Common Shares which otherwise would have been issued upon exercise of such option, to the extent not used in payment for the stock appreciation rights, may be made available for reoffering under the Plan to any Key Employee or Consultant."

                                   APPENDIX B

                          DATATRAK INTERNATIONAL, INC.
                    1999 OUTSIDE DIRECTOR STOCK OPTION PLAN

     DATATRAK International, Inc., hereinafter called the "Company," hereby adopts a stock option plan for eligible Directors of the Company pursuant to the following terms and provisions:

     1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter called the "Plan," is to provide additional incentive to those Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire the Company's Common Shares, without par value per share (the "Common Shares"), pursuant to the terms of the Plan. Only those Directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

     2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of September 22, 1999, subject to approval by holders of shares representing a majority of the outstanding voting stock of the Company present at a meeting of shareholders called for that purpose. In the event that such shareholder approval has not occurred on or before December 31, 2000, the Plan and any options granted hereunder shall be null and void.

     3. COMMON SHARES SUBJECT TO THE PLAN. The Common Shares to be issued upon the exercise of the options granted under the Plan shall be Common Shares of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are the subject of any lapsed, expired or terminated options may be made available for re-offering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any Common Shares which are the subject thereof shall not thereafter be available for re-offering under the Plan.

     Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be Two Hundred and Fifty Thousand (250,000) Common Shares.

     In the event that, subsequent to the date of adoption of the Plan by the Board of Directors, the Common Shares should, as a as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Plan, each Common Share available for additional grants of options under the Plan and each Common Share made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged, (ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board of Directors shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

     4. GRANT OF OPTIONS.

     a. AUTOMATIC GRANTS. Subject to the terms of the Plan (including without limitation the receipt of shareholder approval contemplated by Section 2 hereof), each eligible Director shall be granted a non-qualified stock option for 12,500 Common Shares as of September 22, 1999, and subsequent non-qualified stock options for 12,500 Common Shares at each annual meeting of the shareholders of the Company thereafter so long as he or she is an eligible Director. Each eligible Director first appointed or elected to the Board of Directors after September 22, 1999 shall be granted a non-qualified stock option to purchase 10,000 Common Shares as of the date of such appointment or election, and subsequent non-qualified stock options for 12,500 Common Shares at each annual meeting of the shareholders of the Company thereafter so long as he or she is an eligible Director.

     b. OPTION PRICE. The price at which each Common Share may be purchased pursuant to an option granted under the Plan shall be equal to the "fair market value" (as determined pursuant to Section 7) for each such share as of the date on which the option is granted (the "Date of Grant"), but in no event shall such price be less than the par value of such Common Shares. Anything contained in this subsection (b) to the contrary notwithstanding, in the event that the number of Common Shares subject to any option is adjusted pursuant to Section 3, a corresponding adjustment shall be made in the price at which the Common Shares subject to such option may thereafter be purchased.

     c. DURATION OF OPTIONS. Each option granted under the Plan shall expire and all rights to purchase Common Shares pursuant thereto shall cease on the date (the "Expiration Date") which shall be the tenth anniversary of the Date of Grant of such option.

     d. VESTING OF OPTIONS. For the initial grant to eligible Directors as of September 22, 1999 of an option to purchase 12,500 Common Shares, one hundred percent (100%) of each such option granted under the Plan shall become fully vested and exercisable as of the date of the first annual meeting of the Company's shareholders following the Date of Grant, subject to shareholder approval. For the annual grants of options to purchase 12,500 Common Shares, one hundred percent (100%) of each such option granted under the Plan shall become fully vested and exercisable on the date of the first annual meeting of the Company's shareholders following the Date of Grant. For the grants of 10,000 Common Shares upon the initial appointment or election of an eligible Director, one hundred percent (100%) of each such option granted under the Plan shall become fully vested and exercisable on the first anniversary of the Date of Grant.

     5. OPTION PROVISIONS.

     a. LIMITATION ON EXERCISE AND TRANSFER OF OPTIONS.

     Each option agreement shall be binding upon and inure to the benefit of any successor of the Company and the heirs, estate, personal representative and transferees of the optionee. All or any portion of an option shall be transferable by the optionee, in whole at any time or in part from time to time, to (i) any member of the optionee's Immediate Family, (ii) any trust whose beneficiaries consist solely of the optionee and/or members of the optionee's Immediate Family, and (iii) any person or entity who is an "affiliate" of the optionee (as such term is defined in Rule 501(b) of Regulation D promulgated under the Securities Act of 1933). Notwithstanding the foregoing, the Company shall be under no obligation to record any such transfer upon the books of the Company and may treat the optionee as the record and beneficial owner thereof for all purposes until such time as: (a) the transferor delivers to the Company a fully executed assignment of option in the form attached as Exhibit A to the option agreement; (b) the transferee delivers to the Company a fully executed joinder to the option agreement in the form attached as Exhibit B to the option agreement; and (c) that the transferor and transferee establish, to the reasonable satisfaction of the Company, that such a transfer is permitted under applicable provisions of the federal securities laws. For purposes of this Plan, "Immediate Family" means a person's parents, siblings, spouse, children or grandchildren or any of the foregoing persons. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

     b. EXERCISE OF OPTION. Each option granted hereunder may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Vice President of Finance and Chief Financial Officer of the Company at its principal business office, by certified mail, return receipt requested, of the optionee's intention to exercise the same and the number of shares with respect to which the option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

     c. TERMINATION OF DIRECTORSHIP. Subject to the following provisions, if the optionee ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her Directorship and neither he nor she nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the Directorship is due to death, then the option may be exercised within one (1) year after the optionee's death by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution (the "Personal Representative"). Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the ten-year option period and no option shall be exercisable to any greater extent than the optionee would have been entitled to exercise the option at the time of termination or death.

     d. ACCELERATION OF EXERCISE OF OPTION IN CERTAIN EVENTS. Notwithstanding anything to the contrary described in the Plan, in the event of a "change in control," the eligible Director shall have the immediate right and option (notwithstanding the provisions of paragraph 4 hereof) to exercise the option with respect to all Common Shares covered by the option, which exercise, if made, shall be irrevocable. The term "change in control" shall mean: (i) the receipt by the Company of a Schedule 13D or other advice indicating that a person, or any member of a "group," is the "beneficial owner" (as those terms are defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the voting power of the Company; (ii) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company or its affiliates) for all or any amount of Common Shares or any class or any securities convertible into such Common Shares, the results of which would make the offeror and/or its affiliates the beneficial owners of twenty percent (20%) or more of the voting power of the Company; (iii) the date of the approval by shareholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock of any class, or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger or consolidation of the Company with an affiliate of the Company or in which the holders of all of the shares of all classes of the Company's capital stock immediately prior to the merger or consolidation would own at least a majority of the voting power of the surviving corporation (or the direct or indirect parent company of the surviving corporation) immediately after the merger or consolidation; (iv) the date of the approval by shareholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

     e. OPTION AGREEMENTS. Options granted under the Plan shall be subject to the further terms and provisions of an option agreement, the execution of which by each optionee shall be a condition to the receipt of an option.

     6. INVESTMENT REPRESENTATION; APPROVALS AND LISTING. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:

          "I further agree that any Common Shares of DATATRAK International, Inc. (the "Company") which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event that the said Common Shares subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event that the offer or sale of the Common Shares subject to this option may be lawfully made without registration of the said Common Shares under the Securities Act of 1933, as amended, as established to the satisfaction of the Company."

     The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of an option granted under the Plan prior to
(i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Shares to listing on any national securities exchange on which the Common Shares may be listed, (iii) the completion of any registration or other qualification of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable, and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

     7. GENERAL PROVISIONS. For all purposes of this Plan, the fair market value of a Common Share shall be determined as follows: so long as the Common Shares of the Company are listed upon an established stock exchange or exchanges or contained in the Nasdaq National Market System ("Nasdaq"), such fair market value shall be determined to be the highest closing sale price of such Common Shares on such stock exchange or exchanges or Nasdaq the trading day immediately prior to the day the option is granted (or the date the Common Shares are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Shares shall have been made on any stock exchange or Nasdaq on that day, then on the closest preceding day on which there was a sale of such Common Shares; and during any period of time as such Common Shares are not listed upon an established stock exchange or traded on Nasdaq, the fair market value per share shall either be (i) the mean between dealer "Bid" and "Ask" prices of such Common Shares in the over-the-counter market on the trading day immediately prior to the day the option is granted (or the day the Common Shares are tendered as payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc., or (ii) the value determined by the Board of Directors, excluding for that purpose, the votes of any eligible Directors.

     The liability of the Company under the Plan and any distribution of Common Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any federal, state, or local tax authority and/or any securities regulatory authority.

     Nothing in the Plan or in any option agreement shall confer upon any optionee any right to continue as a Director, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

     Nothing contained in the Plan or in any option agreement shall be construed as entitling any optionee to any of the rights of a shareholder as a result of the grant of an option until such time as Common Shares are actually issued to such optionee pursuant to the exercise of an option.

     The Plan may be assumed by the successors and assigns of the Company.

     The Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

     The expense of administering the Plan shall be borne by the Company.

     The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

     8. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date of its adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

     9. TAXES. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Shares pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign. In its discretion, the Company may permit the optionee to satisfy such withholding requirements by (a) the Company withholding from issuance to the optionee such number of Common Shares otherwise issuable upon exercise of the option as the Company and the optionee may agree, provided, however, that the optionee must have had on file with the Company, for at least six (6) months prior thereto, an effective standing election to satisfy said optionee's tax withholding obligations in such a fashion, which election form by its terms shall not be revocable or amendable for at least six (6) months, or
(b) with the consent of the Board, in whole or in part, in Common Shares having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made.

     10. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

     IN WITNESS WHEREOF, DATATRAK International, Inc., by its appropriate officers duly authorized, has executed this instrument as of the 9th day of December, 1999.

                                          DATATRAK INTERNATIONAL, INC.

                                          By:

                                          /s/ Jeffrey A. Green
                                          --------------------------------------
                                          Jeffrey A. Green
                                          Its: President and Chief Executive
                                          Officer

                                          And:

                                          /s/ Terry C. Black
                                          --------------------------------------
                                          Terry C. Black
                                          Its: Vice President of Finance, Chief
                                          Financial Officer, Treasurer, and
                                          Assistant Secretary

                            DATATRAK INTERNATIONAL, INC.
                               PROXY FOR COMMON SHARES
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
         THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 1, 2000.

         The undersigned hereby (i) appoints Terry C. Black and Robert J. Fisher, and each of them, his true and lawful agents and Proxy holders with full power of substitution in each to appear and vote
P        all of the Common Shares of DATATRAK International, Inc. that the
R        undersigned will be entitled to vote at the Annual Meeting of
O        Shareholders of DATATRAK International, Inc. to be held at National
X        City Bank, Meeting Room A, Fourth Floor, Atrium Building, 1900 East
Y Ninth Street, Cleveland, Ohio on June 1, 2000, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows.

         (1) Election of the following nominees to serve on the Board of Directors of the Company:


        DR. MARK J. RATAIN           FOR [ ]            WITHHELD [ ]

        SETH B. HARRIS               FOR [ ]            WITHHELD [ ]

        ROBERT E. FLAHERTY           FOR [ ]            WITHHELD [ ]

         (2) Approval of an Amendment to increase the number of Common Shares with respect to which options may be awarded under the Company's Amended and Restated 1996 Key Employees and Consultants Stock Option Plan.

                  [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

         (3) Approval of the Company's 1999 Outside Director Stock Option
             Plan.
                  [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                                (To be signed on other side)

      PROXY NO.                                                       SHARES
                           (Continued from other side.)

         (4) In their discretion to act on any other matters that may properly come before the meeting.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED IN THE SPACES ABOVE. TO THE EXTENT THAT NO DIRECTIONS ARE GIVEN FOR PROPOSALS 1, 2, OR 3, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 OR 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF.

         You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The Proxy holders cannot vote your shares unless you sign and return this card.

                                    Please date, sign and return
                                    promptly in the accompanying
                                    envelope.

                                    DATE __________________________________

                                    SIGNATURE(S)___________________________

                                    SIGNATURE(S)___________________________

                                             NOTE: Please sign exactly as
                                                   name appears hereon.
                                                   Joint owners should each
                                                   sign. When signing as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please give
                                                   full title as such.